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                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                          666 Fifth Avenue, 31st Floor
                          New York, New York 10103-3198
                                www.fulbright.com

TELEPHONE:  (212) 318-3000                            FACSIMILE:  (212) 318-3400


                                                                     EXHIBIT 5.1



                                                                  April 29, 2004

G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, New York  10018

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of G-III Apparel Group, Ltd., a Delaware corporation (the "Company"), relating to (i) 300,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), issuable upon the exercise of options granted pursuant to the G-III Apparel Group, Ltd. 1997 Stock Option Plan and (ii) 100,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (collectively, the "Plans").

     As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion the 400,000 shares issuable upon the exercise of the options granted pursuant to the Plans (the "Options") have been duly and validly authorized and, upon the exercise of the Options in accordance with the Plans and the applicable option agreements and payment of the exercise price of the Options, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                 Very truly yours,



                                                 /s/ Fulbright & Jaworski L.L.P.






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